Exhibit 10.2

Subordinated Debenture

THIS SUBORDINATED DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THIS SECURITY UNDER THE ACT AND ANY REQUIRED QUALIFICATION UNDER APPLICABLE STATE AND FOREIGN LAW OR THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND AN OPINION SATISFACTORY TO THE ISSUER TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS OBLIGATION IS NOT A DEPOSIT AND IT IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY FEDERAL AGENCY.

$750,000	December 31, 2024

For Value Received, the undersigned, Lifeloc Technologies, Inc., a Colorado corporation with its headquarters located at 12441 West 49th Ave Unit #4, Wheat Ridge, CO 80033 (“Borrower”), hereby promises to pay to the order of Diamond Bridge Capital, LP, a Delaware limited partnership with its main office located at 1119 Cambridge Road, Teaneck, NJ 07666 (“Lender”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000), and to pay interest thereon, on the terms and subject to the conditions stated in this Subordinated Debenture. This Subordinated Debenture is issued in accordance with, and shall be governed by the terms of, that certain Subordinated Debenture Purchase Agreement of even date herewith entered into between Borrower and Lender (the “Purchase Agreement”). Unless otherwise indicated herein, terms defined in the Purchase Agreement shall have the same meaning when used herein

All accrued interest and unpaid principal due and payable under this Subordinated Debenture shall be paid in full on or before the Maturity Date.

The unpaid principal amount outstanding under this Subordinated Debenture from time to time shall bear interest before maturity in accordance with the Purchase Agreement, computed on the basis of a 360-day year and charged for actual days elapsed.

Lender will note on its internal records the amount of each payment in respect of the Subordinated Debenture. Whenever any payment to be made under this Subordinated Debenture shall be due on a day that is other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest due upon this Subordinated Debenture.

There shall be no penalties or other charges payable by Borrower to Lender hereunder other than those payments expressly described in the Purchase Agreement. Except as otherwise provided in the Purchase Agreement, all payments hereunder shall be credited first to accrued interest and second to the unpaid principal balance outstanding at the time of such payment.

Borrower may prepay all or part of the outstanding unpaid principal balance under this Subordinated Debenture, without penalty, as provided below and in the Purchase Agreement.

This Subordinated Debenture is not secured by any assets of Borrower. The indebtedness of Borrower evidenced by this Subordinated Debenture, including the principal, premium, if any, and interest, shall be subordinate and junior in right of payment to Borrower’s obligations to its general and secured creditors, except such other creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Debenture, if any. In the event of any dissolution, liquidation or winding up of Borrower, whether voluntary or involuntary, all obligations to Borrower’s general creditors and secured creditors, except such creditors holding obligations of Borrower ranking on a parity with or junior to this Subordinated Debenture, if any, shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Subordinated Debenture. In the event of any such proceeding, after payment in full of all such sums owing with respect to such prior obligations, Lender, together with the holders of any obligations of Borrower ranking on a parity with this Subordinated Debenture, shall be entitled to be paid, from the remaining assets of Borrower, the unpaid principal and interest of this Subordinated Debenture or such obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligation of Borrower ranking junior to this Subordinated Debenture.

If an Event of Default shall occur, Lender shall have the rights set forth in Section 4 of the Purchase Agreement.

Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Subordinated Debenture, Borrower shall, at Lender’s expense, execute and deliver in lieu thereof a new debenture in principal amount equal to the unpaid principal amount of such lost, stolen, destroyed or mutilated debenture, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Subordinated Debenture; provided, that: (i) in the case of any such loss, theft or destruction, Lender shall have delivered to Borrower an indemnity reasonably satisfactory to Borrower indemnifying and holding Borrower harmless from any and all liability, claim or damage resulting from such loss, theft or destruction; or (ii) in the case of any such mutilation, upon surrender of this Subordinated Debenture to Borrower.

Nothing herein shall impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and any premium and interest on this Subordinated Debenture according to its terms.

No provision of this Subordinated Debenture shall be amended or waived except by a written instrument signed by a duly authorized officer of each of Borrower and Lender. Any notices or other communications permitted or required hereunder shall be sent and addressed in accordance with the requirements of the Purchase Agreement.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado. Nothing herein shall be deemed to limit any rights, powers or privileges which Lender may have pursuant to any law of the United States or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by Lender which is lawful pursuant to, or which is permitted by, any of the foregoing.

In Witness Whereof, Borrower has caused this Subordinated Debenture to be executed as of the date first written above.

Borrower:

Lifeloc Technologies, Inc.

By: __________________________

Name: ________________________

Title: _________________________